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                                                                    EXHIBIT 10.3


                          AGREEMENT AND GENERAL RELEASE


                  This Agreement and General Release ("Agreement") is by and

between William C. Kennedy, Jr., on the one hand, and HighwayMaster Corporation and HighwayMaster Communications, Inc., their employees, officers, directors,

agents, predecessors, successors, parents, subsidiaries, affiliates, and all related entities, on the other, (individually and collectively referred to as

"HighwayMaster"). The parties agree as follows:


1. Upon execution of this Agreement, HighwayMaster agrees to pay Mr. Kennedy a payment of $450,000, less required withholding for federal income taxes and other appropriate deductions for medicare and social security taxes. Except as specified in this Agreement and company policy, all other fringe benefits and perquisites related to Mr. Kennedy's employment will end as of September 15, 1998, which is the day his employment ends. HighwayMaster and Mr. Kennedy acknowledge that Mr. Kennedy has received concurrently or prior to the execution of this Agreement all amounts payable by HighwayMaster for reimbursement of expense, unused vacation days less any required withholding and other appropriate deductions (totaling 0 hours of accrued vacation), and any other amounts payable or reimbursements due to Mr. Kennedy by HighwayMaster for any reason. Notwithstanding the foregoing or any other provision of this Agreement, nothing herein shall prejudice or release (i) any rights of Mr. Kennedy to maintain insurance coverage at his expense under the Consolidated Omnibus Budget Reconciliation Act; or (ii) any rights of Mr. Kennedy for indemnity or contribution as to any claims arising out of his prior or subsequent service as a director, officer or employee of HighwayMaster.

2. Mr. Kennedy acknowledges the sufficiency of this consideration in connection with his own promises herein, and HighwayMaster acknowledges the sufficiency of the consideration set forth herein in connection with its promises.

3. Mr. Kennedy agrees that he is relinquishing the title of Chairman of the Board of HighwayMaster Corporation and HighwayMaster Communications, Inc., and will be granted the title of Vice Chairman of the Board of HighwayMaster Corporation and HighwayMaster Communications, Inc. HighwayMaster agrees to pay Mr. Kennedy $25,000 per year for his services as an outside director of HighwayMaster Corporation and HighwayMaster Communications, Inc., prorated for any partial year of service. Provided, however, that Mr. Kennedy will, upon request by a majority of the Board of Directors of HighwayMaster Corporation or HighwayMaster Communications, Inc., resign from his position on the Board of Directors of HighwayMaster Corporation and HighwayMaster Communications, Inc., respectively, and upon such resignation from the


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         boards of both companies will cease to receive payments for services as an outside director. Mr. Kennedy shall be free to resign from the board of directors at any time, and upon such resignation to cease receiving payments as outside director. Mr. Kennedy will be provided with office space at the headquarters of HighwayMaster Corporation until December 31, 1998.

4. Mr. Kennedy understands and agrees that all of the options issued to him pursuant to the Option Agreement executed between himself and HighwayMaster Communications, Inc. dated as of June 13, 1994 (the "Option Agreement") will lapse and expire on November 15, 1998, a date which is 60 days after termination of his employment with Highway-Master. Mr. Kennedy hereby affirms and agrees that he has, effective August 12, 1998, consented to the cancellation of 300,000 of his options for the express purpose of permitting reissuance of 300,000 additional options to Ms. Jana A. Bell.

5. To the extent a vote of the shareholders of HighwayMaster Communications, Inc., is required to implement the terms and intent of this Agreement and General Release, such as by voting in favor of any such change in the title and position of Mr. Kennedy, and by voting in favor of the change in title and position of Mr. William C. Saunders which was accomplished concurrently herewith, Mr. Kennedy agrees to vote shares held by him in favor of any resolutions which may be required to implement the terms and intent of this Agreement and General Release.

6. In exchange for the promises in this Agreement and the payments set forth herein, Mr. Kennedy on behalf of his heirs and assigns as well as himself, releases and discharges HighwayMaster from all of its duties, responsibilities and obligations of any kind under that certain Employment Agreement between Mr. Kennedy and HighwayMaster Corporation, dated as of February 4, 1994, as amended to date (the "Employment Agreement"). HighwayMaster releases and discharges Mr. Kennedy from his duties, responsibilities and obligations of any kind under the Employment Agreement, except for the ongoing, prospective duties set forth in Section 5 of the Employment Agreement which are reconfirmed by this Agreement in return for the consideration set forth herein. The parties acknowledge that the covenant not to compete set forth in section 5(b) of such Agreement shall expire on September 15, 2000.

         Mr. Kennedy releases and discharges HighwayMaster from any and all claims, demands, losses, liabilities and causes of action arising or accruing concurrent with or prior to the date of execution of this Agreement, for or because of anything done or omitted by HighwayMaster. This release includes but is not limited to claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e (relating to employment discrimination), the Civil Rights Act of 1991, P.L. 102-166, the Texas Human Relations Act, Tex. Rev. Civ. Stat. Art. 5221k or similar statutes from other applicable states, the Age Discrimination in Employment Act, 29 U.S.C. Section 621, and under any other state or federal statute or regulation, any claims for breach of contract, tort, and personal injury of any sort, including but not limited to those arising out of or relating in any way to Mr. Kennedy's employment by, association with and termination of employment from

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         HighwayMaster. This release covers claims both that Mr. Kennedy knows about and those that he may not know about, but does not include prospective rights which Mr. Kennedy has as a shareholder of the Company nor any of the rights referenced in the last sentence of paragraph 1. Further, by accepting the benefits described above, Mr. Kennedy agrees not to sue HighwayMaster, or the related persons and entities described, with respect to any claims that are released in this paragraph.

         HighwayMaster releases and discharges Mr. Kennedy from any and all claims, demands, losses, liabilities and causes of action arising or accruing concurrent with or prior to the date of execution of this Agreement, for or because of anything done or omitted by Mr. Kennedy. This release includes but is not limited to claims for violation of any statute, breach of contract, tort, fiduciary duty, and personal injury of any sort, including but not limited to those arising out of or relating in any way to Mr. Kennedy's employment by or association with HighwayMaster. This release covers claims both that HighwayMaster knows about and those that it may not know about, but does not include prospective rights which HighwayMaster may have in respect to Mr. Kennedy's performance as Vice Chairman of the Board of HighwayMaster Corp. and HighwayMaster Communications, Inc., after the date of this Agreement. Further, by accepting the benefits described above, HighwayMaster agrees not to sue Mr. Kennedy with respect to any claims that are released in this paragraph.

         Notwithstanding the foregoing, nothing herein shall release any claim by either party for breach of this agreement.

7. By making this Agreement, HighwayMaster and Mr. Kennedy are not admitting that they have done anything wrong. HighwayMaster and Mr. Kennedy agree that this Agreement is inadmissible as evidence in any proceeding, legal or otherwise, except to the extent necessary to enforce its provisions.

8. Mr. Kennedy acknowledges that he has been advised of his right to consult his own attorney prior to signing this Agreement. Mr. Kennedy understands that whether or not to do so is Mr. Kennedy's decision. Mr. Kennedy agrees, however, that HighwayMaster shall not be required to pay any of his attorney's fees or costs in connection with any consultation with an attorney prior to signing this Agreement.

9. This is the whole Agreement between Mr. Kennedy and HighwayMaster. No promises or oral or written statements upon which the parties relied have been made other than those in this Agreement. Therefore, except as set forth herein, this Agreement supersedes any other understanding or statement regarding Mr. Kennedy's employment or arrangements with HighwayMaster for the period after termination. For the same reason, any future changes to the terms in this Agreement must be in writing and executed by both parties. If any portion of this Agreement is found to be unenforceable (apart from paragraphs 1 and 6), then both Mr. Kennedy and HighwayMaster desire that all other portions that can be separated from it or appropriately limited in scope will remain fully valid and enforceable. Each party also agrees that, without receiving further consideration, it will

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         sign and deliver such documents and do anything else that is reasonably necessary in the future to make the provisions of this Agreement effective.

10. This Agreement is to be executed, delivered, and performed in Dallas, Texas. This Agreement shall be construed in accordance with the laws of the State of Texas. In the event any dispute or controversy arises regarding the terms, enforceability, subject matter, or any other controversy arises out of or is related to this Agreement, the parties agree that such dispute or controversy shall be submitted exclusively to the jurisdiction of the court of appropriate jurisdiction in Dallas County, Texas.

11. MR. KENNEDY ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND HAVE IT EXPLAINED TO HIM AND THAT HE UNDERSTANDS THAT THE AGREEMENT WILL HAVE THE EFFECT OF WAIVING ANY ACTION HE MIGHT PURSUE, INCLUDING BREACH OF CONTRACT, PERSONAL INJURY, DISCRIMINATION ON THE BASIS OF RACE, AGE, SEX, NATIONAL ORIGIN, OR DISABILITY AND ANY OTHER CLAIMS ARISING PRIOR TO THE EFFECTIVE DATE OF THE AGREEMENT AS SET FORTH IN PARAGRAPH 6. The parties represent that each has not been induced to execute this Agreement by any statement, act or representation of any kind or character on the part of anyone, except as may be contained in this Agreement.


ACCEPTED AND AGREED TO:

/s/ WILLIAM C. KENNEDY, JR.                          Date:     9/30/98
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William C. Kennedy, Jr.


HighwayMaster Corporation

By: /s/ JANA AHLFINGER BELL                          Date:     9/30/98
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Name:     Jana Bell
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Title:        President & CEO
      --------------------------------


HighwayMaster Communications, Inc.

By:   /s/ JANA AHLFINER BELL                         Date:     9/30/98
   -----------------------------------                    ----------------------

Name: Jana Bell
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Title:            9/30/98
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